Exhibit 10.24

AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT BETWEEN
GENERAL MOLY, INC., SUCCESSOR TO IDAHO GENERAL MINES, INC.
AND
ANDREW J. RUSSELL

RECITALS

1.             This Amendment to Amended and Restated Employment Agreement (“Amendment”) is between Andrew J. Russell (“Employee”) and General Moly, Inc., the successor to Idaho General Mines, Inc. (“the Company”).

2.             The Company’s predecessor, Idaho General Mines, Inc., and Employee entered an Amended and Restated Employment Agreement (“Agreement”) on January 30, 2007.

3.             The Amended and Restated Employment Agreement referenced herein remains in full force and effect, except as set forth below.

NOW, IN CONSIDERATION of the foregoing, and the respective covenants and promises of the parties, the Company and the Employee enter this Amendment and agree as follows:

1.             Section 3.2(b) of the parties’ Agreement is hereby changed to provide that the “Annual Bonus,” payable to Employee in accordance with that Section 3.2(b), shall be paid on or before forty-five (45) days following the end of each calendar year within the term of the Agreement.

2.             Accordingly, the parties agree, in accordance with the conditions contained in Section 3.2(b) of the Agreement, the Company will pay Employee an Annual Bonus on or before forty-five (45) days following December 31, 2007, within forty-five (45) days following December 31, 2008, and within thirty (30) days following December 31, 2009.  The remaining provisions of the Agreement, and of Section 3.2(b) of the Agreement, will remain unchanged, including those provisions dealing with the conditions under which Employee is eligible for an Annual Bonus.

The parties have executed this Amendment on the dates set forth below, to be effective as of the later of such dates.

COMPANY:
General Moly, Inc.

1/14/08	By:	/s/ Bruce Hansen
Date	Its:	CEO

EMPLOYEE:

1/14/08	/s/ Andy Russell
Date	Andrew J. Russell